SCHEDULE 14A INFORMATION
	PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                FLORIDA PUBLIC UTILITIES COMPANY
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	(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                    FLORIDA PUBLIC UTILITIES COMPANY
                        401 SOUTH DIXIE HIGHWAY
                     WEST PALM BEACH, FLORIDA 33401

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD APRIL 17, 2001

                                                              March 5, 2001

To the Common Stockholders of
FLORIDA PUBLIC UTILITIES COMPANY:

      Notice is hereby given that the Annual Meeting of Stockholders of Florida Public Utilities Company will be held at the Corporate Headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, April 17, 2001, at 11:00 A.M., local time, for the following purposes:

      1.      To elect three directors;

      2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Certificate of Reincorporation, to increase the number of authorized shares of Common Stock from 3,500,000 to 6,000,000 shares.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement, which is hereby made a part of this notice.

      Only the holders of record of common stock at the close of business on February 19, 2001 will be entitled to vote at the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.

                                         By order of the Board of Directors,

                                         Jack R. Brown
                                         Secretary



                    FLORIDA PUBLIC UTILITIES COMPANY
                        401 SOUTH DIXIE HIGHWAY
                     WEST PALM BEACH, FLORIDA 33401



                             PROXY STATEMENT
                                   FOR
                      ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD APRIL 17, 2001

                          ---------------------

                                                               March 5, 2001
                          PROXY AND SOLICITATION

      The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 17, 2001, and at any adjournment thereof. A stockholder who gives a proxy retains the right to revoke it any time before it is voted and such revocation is not limited or subject to compliance with any formal procedure. A proxy when given and not so revoked will be voted. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about March 5, 2001.

      The cost of soliciting proxies is to be borne by the Company. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without compensation therefore.

                     STOCK OUTSTANDING AND VOTING RIGHTS

      On February 19, 2001, the Company had outstanding 2,836,797 shares of common stock and 390,896 shares held of record as treasury stock, none of which are entitled to vote), being the only class of stock entitled to vote, the holders thereof being entitled to one vote for each share held. Only stockholders of record at the close of business on February 19, 2001, the record date, will be entitled to vote at the Annual Meeting or any adjournment thereof. Assuming a quorum is present, either in person or by proxy, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting is required for election of directors and the proposal to amend the Certificate of Reincorporation. Therefore, any shares of common stock which are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors and the proposal to amend the Certificate of Reincorporation.




                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                               Amount and Nature   Percent
 Title                                           of Beneficial       of
of Class      Name of Beneficial Owner             Ownership       Class
--------      -------------------------------- -----------------   --------
Common       Estate of Robert L. Terry       171,000 Direct          6.0%
               401 South Dixie Highway
               West Palm Beach, Florida 33401
Common       Atlee M. Kohl                   165,900 Trusts(1)       5.8%
               18333 Preston Road #460
               Dallas, Texas 75252
Common       Gabelli Funds Inc. et al        245,900 Direct(2)       8.7%
               One Corporate Center
               Rye, New York 10580-1434

  --------

(1) Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive powers for 39,900 shares, 60,000 shares, 60,000 shares and 6,000 shares owned by Woodland Investment Company, Nicole Kohl Gift
Trust, Woodland Investment Trust and the Nicole F. and Atlee Kohl Family Foundation, respectively.

(2)	Per Form 13D filed by Gabelli Funds Inc. et al on June 30, 2000.

                    NOMINEES AND CONTINUING DIRECTORS

      Three directors are to be elected for terms expiring at the Annual Meeting in 2004 or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any director and any other person pursuant to which the director was elected.

      The shares represented by the proxies which are executed and returned will be voted at the Annual Meeting for the election, as directors, of the nominees named in the table set forth below unless authority to vote for the nominees is expressly withheld.

      Should any of the nominees become unavailable for any reason (which is not anticipated), the proxies (except for those marked to the contrary) may be voted for such other person or persons as may be selected by the Board of Directors of the Company.

      As of February 19, 2001, the nominees for directors and directors whose terms of office as directors will continue after the Annual Meeting beneficially owned stock of the Company in the amounts set forth opposite their names (such ownership being as reported by these individuals to the Company).




                                                         Securities Owned
Nominee or Identity of Group,                 First    Shares of Common Stock
Principal Occupation for                     Became a  Beneficial     Percent
Last Five Years                         Age  Director   Ownership     of Class
-----------------------------           ---  --------  ----------      --------
TO BE ELECTED FOR TERMS ENDING IN 2004
Franklin C. Cressman(4)(5)               67   1981        24,737   Less than 1%
Retired utility executive since
 October 1998 and Chief Executive
 Officer of the Company from 1991 to
 October 1998
Richard C. Hitchins (1)(2)               55   1995         1,100   Less than 1%
President of R.C. Hitchins & Co.,P.A.,
 a CPA firm, West Palm Beach, Florida
Rudy E. Schupp (2)(3)                    50   1998         1,000   Less than 1%
 Chairman and Chief Executive Officer
 of Republic Security Bank,
 West Palm Beach, Florida
TO CONTINUE IN OFFICE UNTIL 2003
Daniel Downey(1)(4)(6)                   78   1974         1,500   Less than 1%
 Partner in the law firm of Downey
 & Downey, P.A., Palm Beach, Florida
John T. English(3)(4)                    57   1994         8,806   Less than 1%
 Chief Executive Officer of the Company
 since October 1998 and President and
 Chief Operating Officer of the Company
 since May 1997
TO CONTINUE IN OFFICE UNTIL 2002
E. James Carr, Jr. (1)                  74    1990          1,500  Less than 1%
 Retired business executive
Gordon O. Jerauld                       79    1969         20,164  Less than 1%
 Retired utility executive
Paul L. Maddock, Jr. (2)(3)             51    1998         18,000  Less than 1%
 President of Palamad Development
 Company, Palm Beach, Florida

       In addition to the directors named above, the following executive officers of the Company individually and beneficially owned the shares of common stock as set forth opposite their respective names:

                                                            SHARES
        NAME                      TITLE               BENEFICIALLY OWNED
---------------------    -------------------------   ------------------
George M. Bachman       CFO and Treasurer                   1,119
Jack R. Brown           Vice President and Secretary        6,434
Charles L. Stein        Senior Vice President               3,697

        All directors and executive officers as a group (11 individuals) beneficially owned 88,057 shares (3.1%) of common stock of the Company.



NOTES:
(1)   Member of Audit Committee: Richard C. Hitchins, Chairman.
(2)	Member of Compensation Committee: Rudy E. Schupp, Chairman.
(3)	Member of Nominating Committee: Paul L. Maddock, Jr., Chairman.
(4)   Member of Executive Committee: John T. English, Chairman.
(5) In addition, Franklin C. Cressman's wife owns 2,086 shares of common stock as to which Mr. Cressman disclaims any beneficial ownership.
(6) In addition, Daniel Downey's wife owns 5,338 shares of common stock as to which Mr. Downey disclaims any beneficial ownership.

       All of the above are also directors of Flo-Gas Corporation, a wholly-owned subsidiary, of which Mr. English is the President, Chief Executive Officer and Chief Operating Officer.


                        COMPLIANCE WITH SECTION 16(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership. Such persons are also required by SEC regulations to furnish the Company with copies of such reports. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 2000, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).


                       BOARD OF DIRECTORS AND COMMITTEES

      During 2000 the directors held four meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

      Each director who is not also an officer or employee of the Company receives an annual retainer in the form of 300 shares of the Company's common stock and a cash retainer of $5,000. In addition, each director who is not also an officer or employee of the Company who serves as the Chairman of a committee is paid an annual cash retainer of $1,000. Directors are also paid $450 and $150 in cash for attendance at each meeting of the Boards of Directors of the Company and of Flo-Gas Corporation, a wholly-owned subsidiary, respectively, and per meeting cash fees of $500 or $250 for participation in each in-person or telephone committee meeting respectively, plus reasonable expenses. Directors who are employees of the Company receive no compensation for attending board meetings or serving on committees.

     Members of the Board of Directors are elected to various committees. The current committees of the Board and their respective chairmen are: Audit Committee, Richard C.Hitchins; Compensation Committee, Rudy E. Schupp; Nominating Committee, Paul L. Maddock, Jr; and Executive Committee, John T. English. During 2000, the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee each met three, six, one and three time(s), respectively.

      The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's independent auditors; (2) approve in advance the types of professional services for which the Company would retain the independent auditors and consider whether any such service would impair their independence; (3) review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent auditors' constructive service comments to management and (4) provide any additional function it deems necessary in connection with the internal accounting and reporting practices of the Company.

      The functions of the Compensation Committee are to: (1) develop and define a company executive compensation policy; (2) review and recommend to the Board of Directors adjustments to the salaries of elected executive officers; and (3) perform such related duties as may be requested by the Board.

      The functions of the Nominating Committee are to ensure an effective process for director selection and tenure and for overseeing Board of Director and Board committee governance aspects.

      The functions of the Executive Committee are to exercise the powers of the Board of Directors in the management of the business of the Company when the Board is not in session.

                           EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid to the Company's chief executive officer during the year ended December 31, 2000 and each of the other most highly compensated executive officers whose total annual compensation exceeded $100,000 for 2000:

                         SUMMARY COMPENSATION TABLE

Name and
Principal Position                        Year     Salary

John T. English                           2000   $162,740
President, Chief Executive                1999    150,000
Officer and Chief Operating               1998    122,500
Officer

Charles L. Stein                          2000   $121,025
Senior Vice President                     1999    115,000
                                          1998    103,392

Jack R. Brown                             2000   $121,025
Treasurer and Secretary                   1999    115,000
                                          1998    104,280

      The Company had no stock option plan, bonus plan, long-term incentive plan or any other form of additional executive compensation during the three-year period ended December 31, 2000.




                EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

      On June 1, 2000 the Company renewed the severance agreements with executive officers under which payments will be made under certain circumstances following a change in control of the Company. A change in control means in general, the acquisition by any person of 20% or more of the Common Stock or the change in a majority of the directors. The agreements provide that the assignment to the officer of any duties not consistent with his present position or a change in job title or office, or any failure to re-elect the officer to any position held on the date of the change of control; or a reduction in salary or the discontinuance of any bonus or specific stock option plans in effect on the date of the change of control; or a change in geographical location which results in a relocation of the officer's position to some place in excess of fifty miles distance from its present location, or which requires travel in excess of the officer's current normal business travel, that the Company will make a lump sum severance payment to the officer of approximately three times the annual salary and taxable fringe benefits. Each agreement also provides that if it becomes necessary for the officer to incur legal expenses to enforce his rights under the agreement, the Company will reimburse the officer an amount equal to twice the total amount of all legal expenses incurred by the officer to successfully enforce his rights under the agreement. All agreements currently in effect will expire on May 31, 2003. All agreements provide that in the event of a change in control, the term shall be automatically extended for three years, commencing on the effective date of the change of control.

                        COMPENSATION COMMITTEE REPORT

      The Company's executive compensation philosophy is to establish and maintain appropriate executive compensation levels comparable to the compen-sation practices of other regulated utilities of similar size. The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and company performance, and to align the interests of executives with those of the Company's stockholders. The recommendations of the Committee are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

        The Compensation Committee is comprised of three members appointed by the Board of Directors. All current members are directors who are not, and have not been, employees of the Company. The Committee is responsible for reviewing and making recommendations regarding the executive officers' compensation package, directors' compensation, the defined benefit plan and the 401(k) plan. The Compensation Committee periodically directs management to perform a study of executive and director compensation levels in order to establish salary ranges. The studies are based on comparable positions in companies from the small electric, gas and combination regulated utility sector using publicly available information and operational data from other public utility companies similar to the Company. The comparable company group is not used as an index for the corporate performance graph included as a part of this proxy statement.



      The Company's executive compensation program contains no incentive components such as stock options, bonus plans, excess pension awards or long-term incentive plans. All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this proxy statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions available to all employees. To date, the Company has not provided a match for the 401(k) plan.

	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The current members of the Board of Directors? Compensation Committee are Rudy E. Schupp(Chairman), Richard C. Hitchins and Paul L. Maddock, Jr. In addition, no executive officer or director serves on the Board of Directors or Compensation Committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

                        CORPORATE PERFORMANCE GRAPH

The following graph compares total shareholder returns over the last five calendar years to the Edward Jones Natural Gas Diversified Index (Edward Jones) and Standard & Poor's Utilities Index (S&P Utilities). Total return values for Florida Public Utilities Company, Edward Jones and S&P Utilities were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         Comparison of Five Year Cumulative Total Shareholders Return Among Florida Public Utilities Company, Edward Jones and S&P Utilities


                                  1995    1996    1997    1998    1999    2000
Florida Public Utilities Company $100.00 $115.95 $145.48 $206.61 $215.74 $215.90
Edward Jones                     $100.00 $126.00 $157.88 $145.41 $148.75 $204.38
S&P Utilities                    $100.00 $103.10 $128.57 $147.59 $134.46 $214.73

                          EMPLOYEE STOCK PURCHASE PLAN

      This Plan was approved by the stockholders on April 19, 1966. It provides that eligible employees of the Company who participate in the Plan may save regularly by payroll deductions and twice each year use these savings to purchase common stock of the Company at a price of 85% of the closing price on the American Stock Exchange on the date such option is granted, or on the last preceding day such quotation is available. The maximum allowable amount of payroll deduction is 15% of the employee's regular pay. In 2000, cash credits for purchases under the Plan amounted to $2,066 for John T. English. Future cash credits for Mr. English will be based on the number of shares purchased, option price, fair market value and whether the Plan continues in effect.


                               RETIREMENT PLAN

      The Company maintains a defined benefit pension plan for substantially all employees. Plan benefits are based on an employee's years of credited service and average Plan compensation during his highest three consecutive years in his last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

   AVERAGE FINAL
    COMPENSATION
     DURING THE
 MEMBER'S HIGHEST
   3 OF THE LAST	    ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 OF A
    10 YEARS OF       NEW PLAN MEMBER FOR REPRESENTATIVE YEARS OF SERVICE
     CREDITED	----------------------------------------------------------
     SERVICE     15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS  40 YEARS
     ----------- --------   --------   --------   --------   --------  --------
   $  20,000      $ 4,500    $ 6,000    $ 7,500    $ 9,000   $ 10,500  $ 12,000
      40,000        9,000     12,000     15,000     18,000     21,000    24,000
      60,000       13,500     18,000     22,500     27,000     31,500    36,000
      80,000       19,900     25,200     30,600     36,000     42,000    48,000
     100,000       27,200     35,000     42,800     50,700     59,000    67,400
     120,000       34,600     44,800     55,100     65,400     76,200    87,000
     140,000       41,900     54,600     67,300     80,100     93,300   106,600
     160,000       49,300     64,400     79,600     94,800    110,500   126,200
     180,000       52,900     69,300     85,700    102,100    119,000   136,000
     200,000       52,900     69,300     85,700    102,100    119,000   136,000

      Compensation under the Plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay. Mr. English, Mr. Stein and Mr. Brown have completed 27, 21 and 13 years, respectively, of credited service in the Plan.

      The benefits shown in the above table are straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts. The benefit formula is dependent in part on each employee's Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.


                               STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the 2002 proxy and proxy statement must be received by the Secretary of the Company, 401 South Dixie Highway, West Palm Beach, Florida 33401, not later than October 15, 2001. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this proxy statement.



                                 ANNUAL REPORT

      The financial statements and auditors' opinion are contained in the Company's Annual Report for the year ended December 31, 2000, which has been mailed to all stockholders of the Company.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Deloitte & Touche LLP, independent public accountants, has been appointed by the Board of Directors each year for many years to examine the accounts of the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.


                            AUDIT COMMITTEE CHARTER

      The Board of Directors adopted the following Audit Committee Charter at the June 6, 2000 meeting:

I.    Membership

      The Committee shall consist of not less than three directors who are generally knowledgeable in financial and accounting matters and who are free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

II.   Committee Chairman

      One member of the Committee shall be designated its Chairman and shall preside over the meetings of the Committee and report to the Board.

III.  Reporting

      The Committee shall report its activities to the Board on a regular basis.

IV.   Administrative Secretary

      The Committee shall designate an administrative secretary who shall not be a member of the Committee. The administrative secretary shall keep minutes of the meetings of the Committee and perform such other functions as are designated by the Committee.

V.    Responsibilities

      The responsibilities of the Committee are to review the Company's internal control structure and financial reporting process. In order to fulfill these responsibilities, the Committee must interface with management and the Independent Certified Public Accountants ("CPA").

      The duties of Committee that relate primarily to the Company and its management are:

      . Afford the chief financial officer and chief accounting officer open lines of communication to the Committee.
      .   Review the annual and quarterly financial reporting process.
      . Discuss significant matters affecting the financial reporting process with the chief financial officer and/or the chief accounting officer as appropriate.
      . Discuss pending or threatening legal matters with the general counsel as appropriate.
      .   Review the management letter report issued by the CPA.

      . Review any unusual matters that may develop during the course of the audit by the CPA or internal auditors.

      The duties of the Committee that relate primarily to the CPA are:

      . Ensure that the CPA is independent with respect to the Company, including requiring the CPA to submit a written statement delineating any relationships between the CPA and the Company on an annual basis.
      . Recognize that the CPA is ultimately accountable to the Board and to the Committee.
      . Evaluate and recommend a CPA firm to the Board to perform audit and non-audit services for appointment by the Board.
      . Direct the CPA to inform the Committee of any matters that require its attention.
      .   Review with the CPA the scope of their audit of the Company.
      . Review the audit reports issued by the CPA with particular concern for any qualifications or matters emphasized in the opinions of the CPA and any exceptions in any such audit report.
      . Discuss with the CPA any non-audit services provided to the Company and the fees charged for those services.
      . Provide routine open access to both the Committee and the Board to discuss any matters thought appropriate.

VI.   Meetings - Location and Number

      The Committee shall meet four times during the year, or as otherwise called by the Chairman of the Committee or as directed by the Board. Meetings will be held at the main office of the Company or as directed by the Chairman of the Committee.

                                  AUDIT FEES

      The aggregate fees billed by Deloitte & Touche LLP, ("Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $103,000.

      The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $0.

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2000 were $26,029.

      The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.
                          AUDIT COMMITTEE REPORT

      The members of the Audit Committee are independent as defined by the American Stock Exchange.

      In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal December 31, 2000, the Committee met three times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Treasurer and independent auditors prior to public release.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impart their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

	Date:  March 6, 2001	Richard C. Hitchins
                              Chairman

                              E. James Carr, Jr.
                              Daniel Downey
                              Members

                         DISCRETIONARY AUTHORITY

      The Company has no knowledge of any business to be brought before the Annual Meeting other than that which is specified in the notice of such meeting or may arise in connection with or for the purpose of effecting the same. Should any other business properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.